Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Response Genetics, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of our report dated April 2, 2012, relating to the consolidated financial statements of Response Genetics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in this Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

April 30, 2012